                                                                    EXHIBIT 99.2


          AMCAST INDUSTRIAL CORPORATION AND AFFILIATED DEBTOR ENTITIES
                   HYPOTHETICAL CHAPTER 7 LIQUIDATION ANALYSIS
                        ESTIMATED AS OF FEBRUARY 27, 2005


           THE LIQUIDATION ANALYSIS PRESENTED HEREIN SHOULD BE READ IN
        CONJUNCTION WITH THE ASSUMPTIONS, QUALIFICATIONS, EXPLANATIONS,
                         AND FOOTNOTES SET FORTH BELOW.

          CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN OR THE DISCLOSURE
                           STATEMENT, AS APPLICABLE.

BACKGROUND

As of February 27, 2005, the Debtors were jointly and severally liable for outstanding liabilities totaling $4.0 million under the DIP Facility and approximately $108.4 million under the Prepetition Transaction Documents. Unsecured Claims outstanding total approximately $43.7 million, subject to adjustment upon further analysis of the unfunded pension liability.

The assets of each of the Debtors are required to be applied (i) first, to the secured claims of the DIP Facilities Lenders and, (ii) second, to the secured claims of the Prepetition Secured Lenders, with the possible exceptions of the assets (the "Alleged Unencumbered Assets") held by AAI, Flagg, API, Speedline, Amcast Aviation and Amcast Precision. The Average Recovery Value of the Alleged Unencumbered Assets is estimated to be less than $100,000. In addition, the Unsecured Creditors have claimed that the Franklin, IN real property owned by CTC is not encumbered by a mortgage in favor of the Prepetition Secured Lenders (the "CTC Claim"). Notwithstanding this application, the Prepetition Secured Lenders would still have a substantial unsecured deficiency claim. Therefore, this Liquidation Analysis is shown on a consolidated basis.

This Liquidation Analysis reflects estimates of the proceeds that would be realized and available for distribution to creditors if Debtors were liquidated in accordance with Chapter 7 of the Bankruptcy Code ("Chapter 7"). Such estimates have been prepared by the Debtors' management in cooperation with the Debtors' Chief Restructuring Advisor, Glass & Associates, Inc. ("Glass"). This analysis assumes that the Debtors' Cases are converted to Chapter 7 proceedings as of February 27, 2005.

The Liquidation Analysis is premised upon a number of estimates and assumptions that, although developed and considered reasonable by the Debtors' management and Glass, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, their management or advisors, or a Bankruptcy Court-appointed Chapter 7 trustee (a "Chapter 7 Trustee"). ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION.

Furthermore, any liquidation ultimately undertaken would occur under future circumstances that cannot currently be predicted with certainty. ACCORDINGLY, THOUGH THIS LIQUIDATION ANALYSIS IS

NECESSARILY PRESENTED WITH NUMERICAL SPECIFICITY, IF THE DEBTORS' ESTATES WERE IN FACT LIQUIDATED, THE ACTUAL LIQUIDATION PROCEEDS MAY VARY FROM THE AMOUNTS SET FORTH HEREIN. SUCH ACTUAL LIQUIDATION PROCEEDS MAY BE MATERIALLY HIGHER OR LOWER THAN THE AMOUNTS SET FORTH BELOW, AND NO REPRESENTATION OR WARRANTY CAN BE OR IS BEING MADE WITH RESPECT TO THE ACTUAL PROCEEDS THAT WOULD BE GENERATED IN LIQUIDATIONS OF THE DEBTORS' ESTATES UNDER CHAPTER 7.

This Liquidation Analysis has been prepared solely for purposes of estimating the proceeds available for distribution to Creditors in a Chapter 7 liquidation and do not represent values that may be appropriate for any other purpose, including the values applicable in the context of the Plan. Nothing contained herein is intended as or constitutes a concession or admission for any purpose other than the presentation of a hypothetical liquidation analysis.

METHODOLOGY

Section 1129(a)(7) of the Bankruptcy Code (often called the "Best Interest Test") requires that each holder of an Impaired Claim or Equity Interest either
(a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Plan's Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors were to be liquidated under Chapter 7 on the assumed date of conversion to a Chapter 7 case (the "Conversion Date"). In determining whether the Best Interest Test has been met, the first step is to estimate the dollar amount that would be generated by a hypothetical liquidation of the Debtors' assets in Chapter 7. The gross amount of cash available is estimated as the sum of the proceeds from the disposition of the Debtors' assets and the cash held by the Debtors at the commencement of the Chapter 7 case. Such amount is reduced by the amount of any Claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses and priority claims that may result from the use of Chapter 7 for purposes of liquidation. Any remaining cash is allocated to Creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code. Such costs and allocations are described in greater detail below.

Liquidation of each Debtor

This Liquidation Analysis assumes an orderly liquidation and wind-down of both the Engineered Component businesses and the Flow Control business. It is assumed that the liquidation of each Debtor would commence immediately under the direction of a court-appointed trustee and would continue for a period of six to nine months, during which time each Debtor's assets would either be sold or conveyed to the respective lien holders. The liquidation period would allow for the collection of receivables, the conversion of inventory both on hand and from purchases of additional raw materials, the sale of fixed assets and the final wind-down of operations at all facilities following the completion of remaining production.

In management's opinion, the Engineered Components business customers, which are primarily automotive industry original equipment manufacturers ("OEM's"), are highly dependant on the Debtor companies to provide them products. The mutual dependence between the OEM'S and their Tier 1 suppliers has grown significantly as a result of the recent trends in just-in-time inventory management, long lead times for new platform programs and supplier consolidation. Although these major customers would immediately begin securing alternative manufacturing sources for the Engineered Components businesses products, management believes it could take up to six months for them to completely resource the various product lines. In general, this liquidation analysis assumes that one or more of these major customers would request, either pursuant to the GM Access Agreement, as defined below, or otherwise, to continue to operate the Engineered Components businesses for the resourcing period and that the Court would permit the Chapter 7 Trustee to continue to operate these facilities assuming the customers funded any wind-down costs.

Management believes that the products supplied by the Flow Control business are easier for that group's customers to find alternative sources of supply. However, Flow Control manufactures a number of products which can be manufactured by only two or three other competitors. Therefore, management estimates that many of Flow Control's customers would be motivated to purchase the existing inventory and any completed work in process inventory. Therefore, it is assumed that production would continue for no more than 60 days.

Estimate of Net Proceeds

Estimates were made of the cash proceeds that might be realized from the liquidation of the Debtors' assets. The Liquidation Analysis also assumes that the sale of the assets of the Debtors would occur under the direction of a Chapter 7 Trustee. For certain assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a Chapter 7 Trustee might achieve through their disposition. The proceeds of these sale transactions would be conveyed to the Debtors' creditors. The liquidation period (estimated to be six to nine months) would allow for an expedited sales process and the documentation and closing of such sale transactions.

This Liquidation Analysis does not reflect any recoveries that might be realized by the Chapter 7 Trustee's pursuit of any avoidance actions, as the Debtors believe that any such recoveries are highly speculative in light of, among other things, the various defenses that would likely be asserted. Accordingly, the Liquidation Analysis has valued any such recoveries at zero, including those attributable to the Chapter 7 Trustee's pursuit of Preference Rights. To the extent that any such recoveries are obtained, the Debtors do not believe that such recoveries would materially alter the distributions to unsecured creditors.

Estimate of Costs

The Debtors' liquidation costs under Chapter 7 would include the fees payable to a Chapter 7 Trustee, as well as those that might be payable to attorneys and other professionals that such a trustee may engage. In accordance with the priority of payments provided for in the Bankruptcy Code, once these costs of liquidation were satisfied, payments would include any obligations and unpaid expenses incurred by the Debtors during the Chapter 11 cases and allowed in the Chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals, and costs and expenses of members of any statutory committee of unsecured creditors appointed pursuant to section 1102 of the Bankruptcy Code. Moreover, additional claims could arise by reason of breach or rejection of obligations incurred and executory contracts or leases entered into by the Debtors during the pendency of the Chapter 11 case.

Distribution of Net Proceeds

Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, and no equity holder would receive any distribution until all creditors are paid in full. This Liquidation Analysis adheres to the absolute priority rule.

GENERAL ASSUMPTIONS

Low Estimated Range of Recoveries

The Low Estimated Range of Recoveries (the "Low Range") section of this Liquidation Analysis assumes that no third-party lender would be willing to advance new funds to a Chapter 7 Trustee to fund the Debtors' continuing business operations in liquidation, limiting the financial resources available to a Chapter 7 Trustee to administer the Debtors' estates. As a result, in a Chapter 7 liquidation, the Debtors would be forced to cease substantially all operations almost immediately. The likely consequences of the conversion to Chapter 7 include the following:

    - With the Debtors facing certain liquidation, the Debtors' employees are likely leave the Debtors' employ to pursue alternate opportunities, rendering any possibility of continuing operations in an effort to complete a going-concern sale of the Debtors' business units difficult. The difficulty retaining employees for a transitional period would likely be exacerbated by concerns over the Debtors' ability to fund ongoing payroll.

    - The Debtors' primary customers are automotive industry original equipment manufacturers ("OEM"S) and other suppliers to the OEM's. Relationships with these key customers are highly dependent on the Debtors' ability to maintain an efficient supply chain and deliver products in a timely manner. It is unlikely that such customer relationships could be maintained for any material period of time during a Chapter 7 liquidation.

    - In liquidation, the Debtors are likely to experience significantly reduced access to input materials such as aluminum and copper. Suppliers would be expected to curtail business with the Debtors in order to avoid operating risks and exposure to payment defaults. An inadequate supply of production materials would limit the Debtors' ability to satisfy existing orders and would impair the value of inventories in process.

Therefore, it is assumed under the Low Range section of this Liquidation Analysis that (i) for the Engineered Components businesses, GM does not exercise its rights under the GM Access Agreement and the Trustee operates the facilities for two months at which time all operations cease, and (ii) for the Flow Control business, the Trustee operates the facility for two months at which time all operations cease.

High Estimated Range of Recoveries

For the Engineered Components business, the High Estimated Range of Recoveries (the "High range") section of this Liquidation Analysis assumes that General Motors Corporation ("GM") would exercise its rights under the Access and Security Agreement dated August 28, 2003, as amended by the First Amendment to Access and Security Agreement dated _________, 2005 between GM and Amcast (the "GM Access Agreement"), pursuant to which GM has the right to use certain of Debtors assets (including without limitation certain plants, machinery and equipment and tooling) after a "Default" as defined in the GM Access Agreement. A conversion to a Chapter 7 liquidation is a "Default" under the GM Access Agreement. If GM were to exercise its rights under the GM Access Agreement upon conversion to Chapter 7, it could have access to and operate the Fremont, Indiana, Gas City, Indiana and Franklin, Indiana facilities for up to 360 days to continue to manufacture without interruption the GM products currently manufactured at those facilities. It is assumed that GM would operate at those facilities for only six months, by which time it would be able to resource the production at those facilities with another supplier. During this six-month period, GM would be obligated, inter alia, to:

    -   Fund the ongoing operations of the facilities
    -   Purchase the existing GM inventory from Debtors
    - Make monthly use and occupancy payments to Debtors for using the facilities

It is assumed that all operations at these facilities would cease at the end of this period and that, during this period, the Trustee would solicit buyers of the remaining assets of the Engineered Components business.

For the Flow Control business, the High Range section of this Liquidation Analysis assumes that operations would continue for two months after which time all operations would cease.

AFTER CONSIDERATION OF THE EFFECTS THAT A CHAPTER 7 LIQUIDATION WOULD HAVE ON THE ULTIMATE PROCEEDS AVAILABLE FOR DISTRIBUTION TO CREDITORS IN A CHAPTER 11 CASE, INCLUDING (i) THE INCREASED COSTS AND EXPENSES OF A LIQUIDATION UNDER CHAPTER 7 ARISING FROM FEES PAYABLE TO A CHAPTER 7 TRUSTEE AND ITS PROFESSIONAL ADVISORS, (ii) THE EROSION IN VALUE OF ASSETS IN A CHAPTER 7 CASE IN THE CONTEXT OF THE EXPEDITIOUS LIQUIDATION REQUIRED UNDER CHAPTER 7 AND THE "FORCED SALE" ATMOSPHERE THAT WOULD PREVAIL, AND (iii) SUBSTANTIAL INCREASED CLAIMS THAT ARE LIKELY TO ARISE IN A LIQUIDATION, THE DEBTORS HAVE DETERMINED, AS SUMMARIZED IN THE SCHEDULE BELOW, THAT CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7.

          AMCAST INDUSTRIAL CORPORATION AND AFFILIATED DEBTOR ENTITIES
                  HYPOTHETICAL CHAPTER 7 LIQUIDATION ANALYSIS
                       ESTIMATED AS OF FEBRUARY 27, 2005

-----------------------------------------------------------------------------------------------------------------------------------
AMCAST INDUSTRIAL CORPORATION (CASE NO. 04-40504 )
Combined
-----------------------------------------------------------------------------------------------------------------------------------
                                                         BOOK       ESTIMATED RANGE OF ASSET RECOVERIES     AVERAGE    HYPOTHETICAL
                                                                  ---------------------------------------
(US$ IN MILLIONS)                                       VALUES             LOW               HIGH           RECOVERY       100%
                                                                  ---------------------------------------
                                               NOTES  FEB '05 (1)      %        $         %         $        VALUES      SCENARIO
---------------------------------------------------------------------------------------------------------------------  ------------
CASH & EQUIVALENTS                              (2)
  Cash                                                        0.7    100.0%      0.7    100.0%       0.7         0.7           0.7
  Short Term Investments                                        -      0.0%        -      0.0%         -           -             -
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                  0.7    100.0%      0.7    100.0%       0.7         0.7           0.7
---------------------------------------------------------------------------------------------------------------------  ------------
RECEIVABLES                                     (3)
  Trade Receivables                                          15.5     49.0%      7.6     91.2%      14.1        10.9          15.5
  Tooling Receivable                                          0.5     60.0%      0.3     85.0%       0.4         0.4           0.5
  Unbilled Tooling                                            1.1     29.8%      0.3     39.8%       0.4         0.4           1.1
  Other Receivables                                           0.1     12.6%      0.0     25.1%       0.0         0.0           0.1
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                 17.2     47.9%      8.2     87.4%      15.0        11.6          17.2
---------------------------------------------------------------------------------------------------------------------  ------------
INVENTORY                                       (4)
  Raw Material Inventory                                      1.7     81.2%      1.4     91.2%       1.6         1.5           1.7
  WIP Inventory                                               2.9     69.6%      2.0     84.0%       2.4         2.2           2.9
  Finished Goods Inventory                                    2.6     87.4%      2.3     95.3%       2.5         2.4           2.6
  Supplies Inventory                                          0.6     50.0%      0.3     50.0%       0.3         0.3           0.6
  MRO Inventory                                               2.2     50.0%      1.1     50.0%       1.1         1.1           2.2
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                 10.0     70.7%      7.1     78.6%       7.9         7.5          10.0
---------------------------------------------------------------------------------------------------------------------  ------------
PREPAIDS & DEPOSITS                             (5)
  Prepaid Insurance                                           0.6      0.0%        -      0.0%         -           -           0.6
  Prepaid Worker's Comp                                       0.3      0.0%        -      0.0%         -           -           0.3
  Prepaid Interest                                              -      0.0%        -      0.0%         -           -             -
  Prepaid Fees                                                0.3      0.0%        -      0.0%         -           -           0.3
  Other Prepaids                                              0.1      0.0%        -      0.0%         -           -           0.1
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                  1.2      0.0%        -      0.0%         -           -           1.2
---------------------------------------------------------------------------------------------------------------------  ------------
ASSETS FROM SALE OF BUSINESSES                  (6)
  Aluminum Components and Flow Control Receivables            3.9    100.0%      3.9    100.0%       3.9         3.9           3.9
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                  3.9    100.0%      3.9    100.0%       3.9         3.9           3.9
---------------------------------------------------------------------------------------------------------------------  ------------
TAX RELATED ASSETS                              (7)
  Prepaid Taxes                                               0.4      0.0%        -      0.0%         -           -           0.4
  Tax Receivable                                              0.5    100.0%      0.5    100.0%       0.5         0.5           0.5
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                  0.9     59.4%      0.5     59.4%       0.5         0.5           0.9
---------------------------------------------------------------------------------------------------------------------  ------------
PROPERTY, PLANT & EQUIPMENT                     (8)
  Land & Buildings                                           15.1     47.0%      7.1     88.5%      13.3        10.2          15.1
  Leasehold Improvements                                        -      0.0%        -      0.0%         -           -             -
  Machinery & Equipment                                      31.7     11.5%      3.6     25.0%       7.9         5.8          31.7
  Tooling                                                     0.5     25.0%      0.1     50.0%       0.2         0.2           0.5
  Construction in Progress                                    5.5     10.9%      0.6     25.0%       1.4         1.0           5.5
  Auto                                                        0.0     20.0%      0.0     40.0%       0.0         0.0           0.0
  Furniture & Fixtures                                        0.2      0.0%        -     10.0%       0.0         0.0           0.2
  Computer Software                                           0.5      0.0%        -      0.0%         -           -           0.5
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                 53.4     21.5%     11.5     42.9%      22.9        17.2          53.4
---------------------------------------------------------------------------------------------------------------------  ------------
OTHER ASSETS                                    (9)
  Pension Assets                                              3.3      0.0%        -      0.0%         -           -           3.3
  Other Assets & Intangibles                                  1.7      0.0%        -      0.0%         -           -           1.7
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                  5.0      0.0%        -      0.0%         -           -           5.0
=====================================================================================================================  ============
ASSETS AVAILABLE FOR DISTRIBUTION                            92.3     34.5%     31.9     55.1%      50.9        41.4          92.3
=====================================================================================================================  ============
ESTIMATED LIQUIDATION COSTS
  Professional Fees, Trustee Fees & Other      (10)                             (2.2)               (2.2)       (2.2)         (2.2)
  Accrued Salaries & Wages                     (11)                             (0.8)               (0.8)       (0.8)         (0.8)
  Employee Expenses and Other Operating Costs  (12)                             (2.6)               (5.0)       (3.8)         (3.8)
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                                                                    (6.8)         (3.0)
=====================================================================================================================  ============
ASSETS AVAILABLE FOR DISTRIBUTION TO POST-PETITION CREDITORS                                                    34.6          89.3
=====================================================================================================================  ============
POST-PETITION CREDIT
  DIP Facility                                 (13)                                                             (4.0)         (4.0)
  Post-Petition AP                             (14)                                                             (2.2)         (2.2)
---------------------------------------------------------------------------------------------------------------------  ------------
    SUBTOTAL                                                                                                    (6.2)         (6.2)
=====================================================================================================================  ============
ASSETS AVAILABLE FOR DISTRIBUTION TO PRE-PETITION CREDITORS                                                     28.4          83.1
=====================================================================================================================  ============

ESTIMATED PREPETITION LENDER CLAIMS            (15)                                                            108.4         108.4
ESTIMATED PREPETITION LENDERS RECOVERY %                                                                       26.2%         76.7%
ESTIMATED UNSECURED CREDITORS CLAIMS           (16)                                                             43.7          43.7
ESTIMATED UNSECURED CREDITORS  RECOVERY %                                                                       0.0%          0.0%
=====================================================================================================================  ============

SPECIFIC ASSUMPTIONS

Note 1 - Book Values as of February 27, 2005
Unless otherwise stated, the book values used in this Liquidation Analysis are the preliminary unaudited book values as of February 27, 2005, and are assumed to be representative of the Debtors' assets and liabilities as of the assumed Conversion Date.

Note 2 - Cash and Equivalents
This Liquidation Analysis assumes that a Chapter 7 Trustee would be able to obtain access to the cash balances of the Debtors' bank accounts and that all cash and cash equivalents held in the Debtors accounts are fully collectible. It is also assumed that operations during the liquidation period would not generate any additional cash available for distribution.

Note 3- Accounts Receivable
The analysis of accounts receivable assumes that a Chapter 7 trustee would retain certain existing staff of the Debtors to handle an aggressive collection effort for outstanding trade accounts receivable for the Debtors. Collectible accounts receivable are assumed to include all third party trade accounts receivable and reimbursable tooling held by the Debtors and invoiced to the customer.

In general, the liquidation value of accounts receivable was estimated by applying a discount factor consistent with certain assumptions contained in Debtors' borrowing base certificate as of February 27, 2005. The result is assumed to be an estimate of the proceeds that would be available to a secured lender in an orderly liquidation scenario and takes into account the inevitable difficulty a liquidating company has in collecting its receivables and any concessions which might be required to facilitate the collection of certain accounts. Collections during a liquidation of the Debtors may be further compromised by the likely claims for damages for breaches of or the likely rejection of customer contracts as customers may attempt to set off outstanding amounts owed to the Debtors against such claims. The following collection rates were assumed in this analysis: 50% to 90% for receivables outstanding for 0-30 days, 50% to 80% for receivables outstanding for 31-60 days, 50% to 70% for receivables outstanding for 61-90 days, and 30% to 50% for receivables outstanding for over 90 days.

It is further assumed that GM would pay its accounts payable to Debtors in accordance with the terms of the GM Access Agreement, with limited set-off rights.

Note 4 - Inventories
The Debtors' inventories include raw materials, work in process, and finished goods. For the Engineered Components business, due to the limited supply of alternative product and short lead times for most of their products, it is assumed that the OEM customers would compensate the Debtors to supply these products during a period of time as to allow the OEM customers to find alternative suppliers. This Liquidation Analysis therefore assumes that no new purchases of raw materials are made by the Debtors after the liquidation is commenced and that the OEM customers would fund any raw materials needed to continue to supply them with their products. Management believes that for the Flow Control business, customers would be able to find alternative sources of supply in a time frame which would not require additional purchases of raw materials beyond what was on hand at the time liquidation is commenced.

It is therefore assumed that for the Engineered Components businesses, 100% of the finished goods would be sold to customers for cost and that 85% to 95% of raw materials and work-in-process would be converted into finished goods during the liquidation period and sold at cost. The production cost of converting the raw materials and work-in-process is absorbed by the Debtors and is considered in calculating the estimated liquidation value. It is further assumed that the remaining work-in-process is assumed to have no value and the remaining raw materials would be liquidated at a net recovery of 50% of net book value.

In the High Range, it is assumed that GM would purchase raw material, work-in-process and finished goods inventory for its products at the prices and terms agreed to in the GM Access Agreement.

Supplies and MRO (maintenance repairs and operations) inventory are assumed to be sold to a liquidator and are estimated to have a liquidation value of 50%.

Note 5 - Prepaids & Deposits
No realization is expected from the liquidation of the Debtors' prepaid expenses and deposits. The majority, if not all, of these balances would likely be applied costs associated with the "wind down" of the Debtors' operations and settlement of the Debtors' estates.

Note 6 - Assets from Sale of Businesses
The Debtors' entered into asset sales agreements which contained various price adjustments post-closing. Management of the Debtors believe that an adjustment in favor of the Debtors is likely and estimates that the likely recovery will be 100% of the amount claimed by Debtors. Nonetheless, these adjustments are being contested by the buyers and, as with all litigation, the outcome cannot be guaranteed.

Note 7 - Tax Related Assets
Debtors' management believes that the tax refund pending will be fully realized during the liquidation period, but that the prepaid taxes have no value in liquidation.

Note 8 - Property, Plant & Equipment, Net
Property, plant, and equipment includes the land, buildings, machinery, equipment and other real property at the Debtors' headquarters in Dayton, OH and manufacturing facilities in Fremont, IN, Gas City, IN, Franklin, IN and Anniston, AL. In addition, it includes the land and building at the Debtors' discontinued operations in Stowe, PA.
Management believes that a substantial part of the facilities and equipment are highly specialized and would have few alternative uses. In addition, all of the manufacturing facilities are located in small towns where the Debtors are major employers. As a result of these factors, the market for these facilities is limited. It is possible, however, that competitors of the Debtors, especially competitors to which the products made by the Debtors are resources, would have an interest in purchasing one or more of these facilities and continuing operations.

The last appraisals for all of the real estate and the equipment were completed in mid 2001, with the exception of CTC, which had an updated appraisal completed in July/August 2003.

After taking these factors into account, management believes that, in the aggregate, fair market value of these fixed assets in a forced sale would be significantly less than net book value. An auction of these assets is estimated to generate recoveries ranging from 47% to 89% for land and buildings (Lee Brass land and buildings were on the books for a minimal amount); 12% to 25% for machinery and equipment; 25% to 50% for tooling; 0% to 10% for office furniture and fixtures; 11% to 25% for construction in progress, with no recovery for the Debtors' software. These ranges represent, in the aggregate, 32% to 69% of the most recent orderly liquidation value of the equipment and 42% to 79% of the most recent appraised real estate values.

Note 9- Other Assets
The Debtors' other assets consist primarily of pension assets consisting of capitalized pension plan service costs. Management believes that these pension assets have no liquidation value. All interdebtor receivables among Debtors are assumed to be eliminated through either deemed consolidation or equitable subordination in Chapter 7 liquidation.

Note 10 - Estimated Liquidation Costs - Professional Fees, Trustee Fees and Other Costs of liquidation would include the Chapter 7 Trustee's fees, as well as the cost of liquidators, attorneys, accountants, brokers and other professionals retained by the Chapter 7 Trustee. The Liquidation Analysis assumes estimated Chapter 7 Trustee fees of 3.0% of the net proceeds from sale of the Debtors' non-cash assets and fees to professionals retained by the Chapter 7 Trustee would total approximately $1,000,000. The total costs associated with "winding down" the Debtors' operations over six to nine months are estimated to be $2,200,000.

Note 11 - Estimated Liquidation Costs - Accrued Salaries & Wages
At February 27, 2005, accrued salaries and wages totaled $802,000 It is assumed that the employees would continue to wind down the operations and that payment of accrued salaries and wages was therefore necessary.

Note 12 - Estimated Liquidation Costs - Employee Expenses and Other Operating Costs Corporate payroll and certain operating costs during the liquidation are based upon the assumption that certain plant and corporate functions would be retained to oversee the liquidation process. The remaining staff would also be needed to maintain and close the accounting records and to complete certain administrative tasks including payroll, tax forms and records. Other certain minimum staff would be required at the facilities to prepare for and complete the closure, disassemble equipment, and oversee the sale process for the equipment and real property. Employee Expenses and Other Operating Costs of $5 million were estimated based on (i) 90% of the employees of the Debtors, or $495,000 per month for the first two months, 30% of the employees of the Debtors, or $165,000 per month for the next four months, and (iii) 10% of the employees of the Debtors, or $55,000 per month for the last three months and
(ii) $250,000 per month of additional administrative expenses and overhead charges for the entire nine month liquidation period. In the High Range it is assumed that some of these expenses would be offset if GM exercised its rights under the GM Access Agreement and took over and funded certain operations and paid a fee for the use of the Engineered Components businesses.

Note 13 - DIP Facility
The Liquidation Analysis reflects the outstanding borrowings under the Debtors' DIP Financing as of February 27, 2005. The DIP Financing lenders hold liens, security interests, and superpriority claim status that entitles them to be the first to receive any distributions from the proceeds of the liquidation of the Debtors' estates in Chapter 7, subject to existing Court-approved carve-outs and the terms of the DIP Financing Agreement.



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

Note 14 - Post Petition AP
For purposes of the Liquidation Analysis, management has assumed that Administrative and Priority Claims are limited to post-petition accounts payable. Any increases in the amounts of the Allowed Claims in these categories and/or the addition of other categories of Administrative or Priority Claims would adversely affect recoveries to Allowed Claims.

Note 15 - Pre-Petition Lender Claims
Management believes the only significant secured claims relate to debt obligations under the Prepetition Transaction Documents. This prepetition bank debt is secured by substantially all of the assets of all the Debtors.

Note 16 - Unsecured Creditor Claims
Unsecured Creditor Claims consist of the Allowed Claims in Class 6. The proceeds of the Liquidation Analysis are insufficient to provide any recovery for the Unsecured Creditors, with the possible exception (i) of the liquidation value of the Alleged Unencumbered Assets, which are estimated to be less than $100,000 and (ii) the value, if any, of the CTC Claim.





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